UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Cornerstone OnDemand, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE

PROXY STATEMENT OF

CORNERSTONE ONDEMAND, INC.

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, June 25, 2020

at 1:00 p.m. Pacific Time

This proxy statement supplement (this “Supplement”), dated May 11, 2020, supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of Cornerstone OnDemand, Inc. (the “Company”) dated April 28, 2020 and made available to stockholders in connection with the Annual Meeting of Stockholders to be held on June 25, 2020. Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS

SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Appointment of Phil Saunders as Chief Executive Officer and Director; Appointment of Adam Miller as Co-Chairperson of the Board

On May 6, 2020, the Board of Directors of the Company (the “Board”) appointed Phil Saunders as the Chief Executive Officer of the Company (“CEO”), effective June 15, 2020, and as a member of the Board, effective July 1, 2020. In connection with Mr. Saunders’ appointment to the Board, the Board expanded its size to ten members and appointed Mr. Saunders to fill the newly created seat. Following his appointment, Mr. Saunders will serve as a member of the Board until the Company’s 2021 Annual Meeting of Stockholders.

The Board also appointed Adam L. Miller as Co-Chairperson of the Board, effective June 15, 2020. Elisa A. Steele, who currently serves as Chairperson of the Board, also will become Co-Chairperson of the Board on June 15, 2020.

The following is a brief biography of Mr. Saunders and a discussion of the specific experience, qualifications, attributes and skills that led the Board to appoint him as a director.

Philip S. Saunders

54 years old

Prior to his appointment as CEO and a member of the Board, Mr. Saunders most recently served as the Company’s interim Chief Operating Officer following the Company’s acquisition in April 2020 of Saba Software, Inc., where Mr. Saunders was Chief Executive Officer and a member of the board of directors. Prior to joining Saba in 2015, Mr. Saunders was Chief Revenue Officer and a member of the board of directors of Gemalto N.V. (previously SafeNet, Inc.).

Specific Expertise: Mr. Saunders has developed deep knowledge of the people development solutions business, the global Software-as-a-Service marketplace, and the competitive environment from his time at the Company and Saba, including his executive roles and directorships.

Other than as specified above, no items presented in the Proxy Statement are affected by this Supplement, and you should carefully review the Proxy Statement prior to voting your shares.

By order of the Board of Directors /s/ Adam L. Miller	/s/ Elisa A. Steele
Adam L. Miller Chief Executive Officer	Elisa A. Steele Chair of the Board of Directors

Santa Monica, California

May 11, 2020